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                              EXHIBIT 12(a)


              CHEMICAL BANKING CORPORATION and Subsidiaries


            Computation of ratio of earnings to fixed charges
           ---------------------------------------------------
                       (in millions, except ratios)


                                                    Three Months Ended
                                                        March 31, 1994
                                                    ------------------
  EXCLUDING INTEREST ON DEPOSITS
  ------------------------------
  Income before Income Taxes and
   Effect of Accounting Changes                               $   545
                                                              -------

  Fixed charges:
    Interest expense                                              427
    One third of rents, net of income from subleases <a>           27
                                                              -------
  Total fixed charges                                             454
                                                              -------

  Less:  Equity in undistributed income of affiliates             (26)
                                                              -------

  Earnings before taxes and fixed charges, excluding
   capitalized interest                                       $   973
                                                              =======

  Fixed charges, as above                                     $   454
                                                              =======

  Ratio of earnings to fixed charges                             2.14
                                                              =======

  INCLUDING INTEREST ON DEPOSITS
  ------------------------------
  Fixed charges, as above                                     $   454

  Add:  Interest on deposits                                      520
                                                              -------

  Total fixed charges and interest on deposits                $   974
                                                              =======


  Earnings before taxes and fixed charges, excluding
   capitalized interest, as above                             $   973

  Add:  Interest on deposits                                      520
                                                              -------

  Total earnings before taxes, fixed charges and
   interest on deposits                                       $ 1,493
                                                              =======


  Ratio of earnings to fixed charges                             1.53
                                                              =======

  [FN]
  <a> The proportion deemed representative of the interest factor.
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